Exhibit 1.1

3,300,000 Shares

The Navigators Group, Inc.

Common Stock

UNDERWRITING AGREEMENT

October 12, 2005

CREDIT SUISSE FIRST BOSTON LLC

KEEFE, BRUYETTE & WOODS, INC.

As Representatives (the “Representatives”) of the Several Underwriters,
c/o Credit Suisse First Boston LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

1.               Introductory. The Navigators Group, Inc., a Delaware corporation (“Company”) proposes to issue and sell 3,300,000 shares (“Firm Securities”) of its common stock, $0.10 par value (“Securities”) (such 3,300,000 shares of Securities being hereinafter referred to as the “Firm Securities”). The Company also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 495,000 shares of its Securities (such 495,000 additional shares being hereinafter referred to as the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Company hereby agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) as follows:

2.               Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) A registration statement (No. 333-128516), including a prospectus, relating to the Firm Securities, has been filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933 (“Act”) and either (A) is not proposed to be amended or (B) is proposed to be amended by post-effective amendment. Such registration statement (the “initial registration statement”) has been declared effective by the Commission and either (A) an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file a post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such post-effective amendment is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”. The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. The prospectus included in such Registration Statement, as supplemented by a prospectus supplement to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(ii) (A) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with requisite corporate power to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”). For purposes of the definition of “Material Adverse Effect,” “subsidiary” and “subsidiaries” shall include Lloyd’s Syndicate 1221 and all subsidiaries of the Company without giving effect to the limiting definition contained in subparagraph (iv) below.

(iv) Each subsidiary of the Company (it being agreed and understood that the terms “subsidiary” and “subsidiaries” shall mean for purposes of this Agreement, all “significant subsidiaries” (as such term is defined in Rule 1.02(w) of Regulation S-X) of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with requisite corporate power to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Prospectus, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below) such Offered Securities will have been, validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

(vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(vii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(viii) The Securities are listed on the Nasdaq Stock Market’s National Market.

(ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws or by the National Association of Securities Dealers, Inc. (“NASD”).

(x) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities as contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any subsidiary of the Company or Lloyd’s Syndicate 1221 or any of their properties, (ii) any agreement or instrument to which the Company, any such subsidiary or Lloyd’s Syndicate 1221 is a party or by which the Company, any such subsidiary or Lloyd’s Syndicate 1221 is bound or to which any of the properties of the Company, any such subsidiary or Lloyd’s Syndicate 1221 is subject, or (iii) the charter or by-laws (or similar governing documents) of the Company, any such subsidiary or Lloyd’s Syndicate 1221 except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xi) This Agreement has been duly authorized, executed and delivered by the Company.

(xii) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the business of the Company, its subsidiaries and Lloyd’s Syndicate 1221, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(xiii) The Company, its subsidiaries and Lloyd’s Syndicate 1221 possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies or by the Society of Lloyd’s necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, any of its subsidiaries or Lloyd’s Syndicate 1221, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xiv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(xv) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xvi) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xvii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries, any of their respective properties or Lloyd’s Syndicate 1221 that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or, contemplated.

(xviii) KPMG LLP whose reports on the consolidated financial statements of the Company and its subsidiaries are filed with the Commission as part of the Registration Statement and the Prospectus, are independent certified public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board. The financial statements included in each Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein.

(xix) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Since June 30, 2005, there has not been (i) any material decrease in consolidated total assets (excluding the effects of the decrease due to the mark to market of the Company’s investment portfolio in accordance with Statement of Financial Accounting Standards No. 115 and decreases in reinsurance receivable on paid and unpaid losses and loss adjustment expenses), or (ii) any material decrease in stockholders’ equity (excluding the effect of any change in accumulated other comprehensive income) or (iii) as compared to the comparable period in the year 2004, any material decreases in total or per share amounts of consolidated net income of the Company and its consolidated subsidiaries, and in the case of (ii) and (iii), excluding any decreases resulting from Hurricanes Katrina and Rita.

(xx) The Company is subject to the reporting requirements of either Section 13 of the Securities Exchange Act of 1934 (“Exchange Act”) and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system.

(xxi) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(xxii) Each subsidiary of the Company which is engaged in the business of insurance or reinsurance and Lloyd’s Syndicate 1221 (collectively, the “Insurance Subsidiaries”) is authorized under such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the “Insurance Licenses”)) as necessary to the conduct of its business as described in the Prospectus; the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; except as disclosed in the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as disclosed in the Prospectus, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

(xxiii) Except as disclosed in the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since the most recent audited financial statements included in the Prospectus.

(xxiv) Except as disclosed in the Prospectus, all reinsurance treaties, contracts, agreements and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; no Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform thereunder and, to the knowledge of the Company and the Insurance Subsidiaries, none of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform such treaty, contract, agreement or arrangement, except where such nonperformance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xxv) The statutory financial statements of the Insurance Subsidiaries, from which certain ratios and financial, statistical and other data included in the Registration Statement and the Prospectus have been derived, have been prepared for each relevant period in conformity, in all material respects, with statutory accounting principles or practices prescribed or permitted by the National Association of Insurance Commissioners and by the appropriate Insurance Department of the jurisdiction of domicile of each Insurance Subsidiary (“SAP”), and such statutory accounting practices have been applied on a consistent basis in all material respects throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and such statutory financial statements present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

(xxvi) The Company is, and has been since the date of enactment of the Sarbanes-Oxley Act of 2002 (the “SOX Act”), in compliance with all applicable provisions of the SOX Act. The Company’s Chief Executive Officer and Chief Financial Officer have filed with the Commission all certifications required by the SOX Act.

(xxvii) Each of the reinsurance agreements and transactions entered into by the Company or any of its Insurance Subsidiaries have been properly accounted for as prospective reinsurance in accordance with SAP in any statutory financial statement of any Insurance Subsidiary and in accordance with GAAP in the financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus and there are no separate side agreements, side letters or similar instruments that would limit the insurance risk transferred to the reinsurer under any of such reinsurance agreements or transactions.

3.     Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $32.775 per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, at the office of Dewey Ballantine LLP, New York, New York, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of The Navigators Group, Inc., at the office of Dewey Ballantine LLP, New York, New York,, at 10:00 A.M., New York time, on October 18, 2005, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the office of Dewey Ballantine LLP, New York, New York, at least 24 hours prior to the First Closing Date.

In addition, upon written notice from one or more of the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, at the office of Dewey Ballantine LLP, New York, New York, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of The Navigators Group, Inc., at the office of Dewey Ballantine LLP, New York, New York. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of Dewey Ballantine LLP, New York, New York, at a reasonable time in advance of such Optional Closing Date.

4.     Offering by Underwriters. It is understood that the several Underwriters propose to offer the

Offered Securities for sale to the public as set forth in the Prospectus.

5.     Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without the Representatives’ consent which consent shall not be unreasonably withheld; and the Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 60th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives’ reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now qualified or to take any action that would subject it to taxation in any jurisdiction in which it is not now subject or consent to service of process generally in any jurisdiction in which it is not now subject to such consent.

(g) For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, except grants of options to purchase shares of its Securities under stock option plans existing and in effect on the date hereof and issuances of shares of its Securities pursuant to the exercise of stock options outstanding on the date hereof. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(h) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, for any filing fees and other expenses (including reasonable fees and disbursements of counsel not exceeding $15,000) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto, in connection with the review of the underwriting terms and arrangements of the offering with regard to compliance with the NASD’s Conduct Rules, for the filing fee incident to the review by the NASD of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

6.     Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of KPMG LLP confirming that they are independent certified public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board. and stating to the effect that:

(i) in their opinion the consolidated financial statements and schedules audited by them and included and/or incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included or incorporated by reference in the Registration Statements;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included or incorporated by reference in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with accounting principles generally accepted in the United States of America;

(B) at a specified date not more than three business days prior to the date of this Agreement, there was any change in common stock (except from the issuance of stock upon the exercise of options or the vesting of stock grants), any increase in long-term debt obligations of the Company, or any decrease in stockholders’ equity, excluding the effect of any change due to the mark to market of the Company’s investment portfolio in accordance with Statement of Accounting Standards No. 115, the effect of the change in the cumulative foreign currency translation adjustment and the effect of Hurricanes Katrina and Rita, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

(C) for the period from the closing date of the latest income statement included in the Prospectus to a specified date not more than three business days prior to the date of this Agreement there was any decrease, as compared with the corresponding period of the previous year, in gross written premium and net investment income;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, if the Effective Time of the Additional Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (ii) ”Prospectus” shall mean the prospectus included in the Registration Statement, as supplemented by a prospectus supplement to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b), including all material incorporated by reference therein. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

(b) If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of a Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries and Lloyd’s Syndicate 1221 taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company, to the extent outstanding on the date hereof, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or downgrading in the insurance claims paying ability rating or financial strength rating of any Insurance Subsidiary by A.M. Best Company or any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company, to the extent outstanding on the date hereof, or its rating of the insurance claims paying ability or financial strength of any Insurance Subsidiary of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or The Nasdaq National Market or any setting of minimum prices for trading on such exchanges; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;

(vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated such Closing Date, of LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Company, to the effect that:

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the requisite corporate power to own its properties and conduct its business as described in the Prospectus;

(ii) The Offered Securities delivered on such Closing Date have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities under its restated certificate of incorporation, as amended, its by-laws, the Delaware General Corporation Law or under any agreement to which the Company is a party which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004;

(iii) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(iv) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940;

(v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the issuance and sale of the Offered Securities as contemplated by this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws or by the NASD;

(vi) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities as contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) Delaware General Corporation Law, (ii) any statute, rule, regulation or order of the State of New York or the federal government of the United States or any court of the State of New York or the federal government of the United States having jurisdiction over the Company or any of its properties, (iii) any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or (iv) the charter or by-laws of the Company;

(vii) The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations;

(viii) The statements set forth in the Registration Statements and Prospectus under the captions, “Business-Regulation” and “Description of Capital Stock,” insofar as they purport to describe statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required;

(ix) This Agreement has been duly authorized, executed and delivered by the Company.

Such counsel may also state that (except as provided in (viii) above) they have not made any independent verification or check, and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, but such counsel shall state that they have participated in reviews and discussions in connection with the preparation of the Registration Statement and Prospectus prior to the Closing Date, and in the course of such reviews and discussions no facts came to their attention that have caused them to believe that (x) the Registration Statement or any amendment thereto and the prospectus included therein at the time the Registration Statement became effective (in each case, apart from the financial statements and schedules and other financial or related statistical data contained therein or omitted therefrom as to which such counsel need not express any opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus or any amendment or supplement thereto as of its issue date or as of such Closing Date (apart from the financial statements and schedules and other financial or related statistical data contained therein or omitted therefrom as to which such counsel need not express any opinion) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering the foregoing opinions, such counsel may rely as to matters of fact upon certificates of the officers of the Company and its subsidiaries and, as to matters involving good standing, authorization to do business and other matters within their knowledge, upon certificates of public officials.

(e) The Representatives shall have received an opinion, dated such Closing Date, of Elliot S. Orol, Esq., Senior Vice President, General Counsel and Chief Compliance Officer of the Company, to the effect that:

(i) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power to own its properties and conduct its business as described in the Prospectus; the Company, to the best of his knowledge, and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Prospectus, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(ii) Each Insurance Subsidiary holds such Insurance Licenses as are necessary to the conduct of its business as described in the Prospectus; there is no pending or, to his knowledge, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of such Insurance Licenses which would reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Prospectus, to his knowledge no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent;

(iii) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities as contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over any subsidiary of the Company or any of their properties, (ii) any agreement or instrument, to his knowledge, to which any subsidiary is a party or by which any such subsidiary is bound or to which any of the properties of any such subsidiary is subject, or (iii) the charter or by-laws of any such subsidiary except, in the case of clause (ii) as would not, individually or in the aggregate, have a Material Adverse Effect; and

(iv) The statements set forth in the Registration Statements and Prospectus under the caption, “Business-Legal Proceedings,” insofar as they purport to describe statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and he does not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required.

(f) The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Representatives shall have received a certificate, dated such Closing Date, of the

President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate and since June 30, 2005 there has not been (i) any material decrease in consolidated total assets (excluding the effects of the decrease due to the mark to market of the Company’s investment portfolio in accordance with Statement of Financial Accounting Standards No. 115 and decreases in reinsurance receivable on paid and unpaid losses and loss adjustment expenses), or (ii) any material decrease in stockholders’ equity, (excluding the effect of any change in accumulated other comprehensive income), or (iii) as compared to the comparable period in the year 2004, any material decreases in total or per share amounts of consolidated net income of the Company and its consolidated subsidiaries, and in the case of (ii) and (iii), excluding any decreases resulting from Hurricanes Katrina and Rita.

(h) The Representatives shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(i) On or prior to the date of this Agreement, the Representatives shall have received lock-up letters from each of the executive officers and directors of the Company.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(a)(ii), may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner, member or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the first sentence of the tenth and the twelfth paragraph under the caption “Underwriting.”

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8.     Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the

Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.     Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Underwriters shall each remain responsible for the respective expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.   Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, (fax no: 212-325-4296) and Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, N.Y. 10019, Attention: Mitchell Kleinman, General Counsel (fax no: 212-397-9347) or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at The Navigators Group, Inc., Reckson Executive Park, 6 International Drive, Rye Brook, N.Y. 10573 Attention: Corporate Secretary (fax no: 914-933-6033); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

11.   Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.   Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by Credit Suisse First Boston LLC or Keefe, Bruyette & Woods, Inc. individually will be binding upon all the Underwriters.

13.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same

Agreement.

14.   Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)          the Underwriters have been retained solely to act as underwriters in connection with the sale of the Company’s securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)         the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)   it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,
THE NAVIGATORS GROUP, INC.

		By	/s/ Elliot S. Orol
			Name:	Elliot S. Orol
			Title:	Senior Vice President, General Counsel
and Chief Compliance Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

KEEFE, BRUYETTE & WOODS, INC.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By CREDIT SUISSE FIRST BOSTON LLC

By	/s/ Marilyn Hirsch
Name: Marilyn Hirsch
Title: Director

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased

CREDIT SUISSE FIRST BOSTON LLC	1,112,925
KEEFE, BRUYETTE & WOODS, INC.	1,112,925
J.P. MORGAN SECURITIES INC.	390,060
COCHRAN, CARONIA & CO.	292,545
SANDLER O’NEILL & PARTNERS, L.P.	292,545
BARCLAYS CAPITAL INC.	49,500
LASALLE FINANCIAL SERVICES, INC.	49,500

Total	3,300,000